                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               SIPEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 2000

                            ------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SIPEX Corporation, a Massachusetts corporation (the "Company"), will be held at BankBoston Conference and Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts 02110, on May 19, 2000, at 10:00 a.m., local time, for the purposes of considering and acting upon the following matters:

        1. To elect one member to the Board of Directors to serve for a three-year term as a Class I Director.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on April 10, 2000 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Frank R. DiPietro
                                          Clerk

Billerica, Massachusetts
Date: April 13, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 2000

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIPEX Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at BankBoston Conference and Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts, 02110 on Friday, May 19, 2000, at 10:00 a.m. local time, and at any adjournments thereof.

     Only shareholders of record as of the close of business on April 10, 2000, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on April 10, 2000, there were an aggregate of 21,980,614 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issued, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Clerk of the Company or by attending the Annual Meeting and voting in person.

     The Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 1999 is being mailed together with this Proxy Statement to all shareholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 13, 2000.

QUORUM AND VOTES REQUIRED

     The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of the Class I Director is by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. For all other matters, if any, that may be submitted to shareholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present and represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for the nominee to the Board of Directors by writing the nominee's name in the space provided on the proxy.

     ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 10, 2000 information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation Summary" below, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. As of April 10, 2000, there were 21,980,614 shares of common stock outstanding.

                                                               AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
---------------------------------------                     -----------------------    ----------------
Manuel Del Arroz..........................................         3,156,521                 14.4%
Massachusetts Financial Services Company(2)...............         2,203,751                 10.0%
  500 Boylston Street
  Boston, MA 02116
T. Rowe Price Associates, Inc.(3).........................         2,101,300                  9.6%
  100 East Pratt Street
  Baltimore, Maryland 21202
Brown Investment Advisory & Trust Co.(4)..................         1,754,327                  8.0%
  19 South Street
  Baltimore, MD 21202
West Highland Partners(5).................................         1,460,000                  6.6%
  300 Drake's Landing Road, Suite 290
  Greenbrae, CA 94904
Putnam Family of Funds(6).................................         1,163,300                  5.3%
  One Post Office Square Boston, MA 02109
James E. Donegan(7).......................................            80,000                    *
Frank R. DiPietro(8)......................................            40,409                    *
Raymond W.B. Chow(9)......................................            91,325                    *
Yener Gurler(10)..........................................            36,622                    *
Manfred Loeb(11)..........................................             3,000                    *

                                                               AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
---------------------------------------                     -----------------------    ----------------
Lionel H. Olmer(12).......................................            23,001                    *
John L. Sprague(13).......................................             5,000                    *
Willy M.C. Sansen(14).....................................             5,000                    *
Stephen E. Parks..........................................                --                    *
All directors and executive officers as a group(15).......           284,357                 1.28%

---------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Unless otherwise indicated, to the knowledge of the Company, each person listed above maintains a mailing address at: c/o SIPEX Corporation, 22 Linnell Circle, Billerica, MA 01821.

 (2) Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission, as of December 31, 1999, Massachusetts Financial Services Company had sole dispositive power over 2,203,751 shares and sole voting power over 1,696,941 shares.

 (3) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1999, T. Rowe Price Associates, Inc., a registered investment advisor, may be deemed to beneficially own 2,101,300 shares, have sole dispositive power over 2,101,300 shares, and sole voting power over 443,000 shares. T. Rowe Price New Horizons Fund, Inc. may be deemed to beneficially own, 1,200,000 shares and have sole voting power over 1,200,000 shares.

 (4) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1999, Brown Investment Advisory & Trust Company and its wholly owned subsidiary Brown Advisory Incorporated had sole dispositive power over 777,961 and 976,366 shares, respectively and sole voting power over 498,063 and 691,532 shares, respectively.

 (5) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1999, West Highland Capital, Inc. had shared dispositive power over 1,460,000 shares and shared voting power over 1,460,000 shares, Estero Partners, LLC had shared dispositive power over 1,367,387 shares and shared voting power over 1,367,387 shares, Lang H. Gerhard had shared dispositive power over 1,460,000 shares and shared voting power over 1,460,000 shares and West Highland Partners, L.P. had shared dispositive power over 1,105,760 shares and shared voting power over 1,105,760 shares. West Highland Capital, Inc., Estero Partners, LLC and Lang H. Gerhard are the general partners of West Highland Partners, L.P., which is an investment limited partnership. Lang
     H. Gerhard is the sole shareholder of West Highland Capital, Inc. and Manager of Estero Partners, LLC.

 (6) Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission, as of December 31, 1999, Putnam Investment Management, Inc., had shared dispositive power over 1,163,300 shares. The Putnam Advisory Company, Inc. had shared dispositive power over 1,163,300 shares and shared voting power over 308,100 shares. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Company, Inc., had shared dispositive power over 1,163,300 shares, shared voting power over 308,100 shares and wholly owns the following two registered investment advisers: Putnam Investment Management, Inc., which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients.

 (7) Represents 80,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

 (8) Includes 40,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000. Includes 300 shares held by Mr. DiPietro's child.

 (9) Includes 46,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000. Includes 2,000 shares held by Mr. Chow's children.

(10) Includes 30,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

(11) Includes 1,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

(12) Includes 21,001 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

(13) Represents 5,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

(14) Represents 5,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

(15) Includes 228,001 shares issuable pursuant to stock options which are exercisable prior to June 9, 2000.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. The Class III Director is serving a term ending at the Annual Meeting of Shareholders to be held in 2002. Each Class II Director is serving a term ending at the Annual Meeting of Shareholders to be held in 2001. Manfred Loeb's (the Class I Director) term will expire at the Annual Meeting being held May 19, 2000. All directors will hold office until their successors have been duly elected and qualified.

     In early April Dr. Steward S. Flaschen, one of our directors who would have been subject to reelection, died. Dr. Flaschen made significant contributions to the Company's success and we mourn his passing. Prior to the Annual Meeting, Dr. Flaschen and Manfred Loeb were the Class I Directors; John L. Sprague, Lionel H. Olmer and Willy M.C. Sansen were the Class II Directors; and James E. Donegan was the Class III Director.

     The Board of Directors has nominated and recommended that Mr. Manfred Loeb, who is currently serving as a Class I Director of the Company, be elected the Class I Director, to hold office until the Annual Meeting of Shareholders to be held in 2003 or until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Loeb has indicated his willingness to serve, if elected; however if he should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Loeb will be voted FOR the election of Mr. Loeb.

     The following table sets forth for Mr. Loeb and for each director whose term of office will extend beyond the Annual Meeting, the year each director was first elected a director, his age, the positions currently held by each director with the Company, the year each director's term will expire and the class of director of each director.

NOMINEE OR DIRECTOR'S NAME AND
YEAR NOMINEE OR DIRECTOR FIRST                                                      YEAR TERM     CLASS OF
BECAME A DIRECTOR                           AGE          POSITION(S) HELD          WILL EXPIRE    DIRECTOR
------------------------------              ---    ----------------------------    -----------    --------
NOMINEES:
Manfred Loeb (1982-1987; 1992)............  72     Director                           2000            I
CONTINUING DIRECTORS:
Lionel H. Olmer (1988)....................  65     Director                           2001           II
John L. Sprague (1993)....................  70     Director                           2001           II
Willy M. C. Sansen (1997).................  57     Director                           2001           II
James E. Donegan (1985)...................  54     Chairman of the Board and          2002          III
                                                   Chief Executive Officer

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Mr. Loeb has been a director of the Company from 1982 to 1987 and from 1992 to the present. From 1983 to December 1992, he served as the Executive Director of Tractebel S.A. and Chief Executive Officer of the Electricity and Gas International Division of Tractebel S.A. Since 1993, Mr. Loeb has served as an Advisor Director of Tractebel S.A. and Chairman of Tractebel, Inc. (USA). In addition to serving as a director of the Company, Mr. Loeb currently serves as a director of Telfin S.A., an affiliate of Tractebel S.A.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Mr. Olmer has been a director of the Company since 1988. From 1981 to 1985, he served as Undersecretary of Commerce for International Trade in the Reagan Administration. From 1985 until the present, he has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, concentrating on international trade law.

     Dr. Sansen has been a director of the Company since July, 1997. He has been a full professor at the Katholieke University Leuven in Belgium since 1981. He currently heads the Medical and Integrated Circuits and Sensors Division of the Electrical Engineering Department. Dr. Sansen is the author of six electronics books and more than three hundred papers and is currently a Fellow at the Katholieke University Leuven Institute of Electrical and Electronics Engineering, and past chairman of the Electrical Engineering Department of Katholieke University Leuven.

     Dr. Sprague has been a director of the Company since 1993. He has been the president of John L. Sprague Associates, Inc., a consulting firm, since 1988. In addition to serving as a director of the Company, Dr. Sprague currently serves as a director of Aerovox, Inc., a manufacturer of electronic components, Allmerica Financial Corporation, a financial services company, and California Micro Devices, a manufacturer of electronic components. Dr. Sprague has also been a partner of the CEO Perspective Group since December 1998.

     Mr. Donegan joined the Company in April 1985. Mr. Donegan has been Chairman of the Board and Chief Executive Officer of the Company since April 1985 and was the President from April, 1985 until June, 1999. Before joining the Company, Mr. Donegan held the position of Group Vice President of the Electronic Components Group at Midland Ross Corporation. Prior to Midland Ross Corporation, Mr. Donegan was Vice

President and General Manager at Cameron & Barkley and Company. Prior to working at Cameron & Barkley and Company, Mr. Donegan spent ten years with the General Electric Company in various manufacturing positions. Mr. Donegan currently serves as a Director of Genesis Microchip Inc., a manufacturer of video semiconductors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held thirteen (13) meetings during the fiscal year ended December 31, 1999. During their tenure, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors during fiscal 1999.

     The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Mr. Loeb and Dr. Sprague are members (and which Dr. Flaschen was a member prior to his death), reviews and evaluates the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee administers the Company's 1993 Stock Option and Incentive Plan ("1993 Stock Plan"), 1994 Stock Option and Incentive Plan ("1994 Stock Plan"), 1996 Incentive Stock Option Plan ("1996 Stock Plan"), 1996 Non-Employee Director Stock Option Plan ("1996 Director Stock Plan"), 1996 Employee Stock Purchase Plan ("1996 Stock Purchase Plan"), 1997 Stock Option Plan ("1997 Stock Plan") and the 1999 Stock Plan ("1999 Stock Plan"). Of these Plans, only the 1997 Stock Plan and the 1999 Stock Plan have shares remaining which are available for grant. The Compensation Committee held one meeting during fiscal 1999 and Drs. Sprague and Flaschen attended this meeting.

     The Audit Committee, of which Mr. Olmer and Dr. Sprague are members, reviews with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee held two meetings during fiscal 1999 and Mr. Olmer and Dr. Sprague attended both meetings.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                             COMPENSATION AND OTHER
                 INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1998 and 1999, of those persons who were, during this time (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (such five officers collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                             ANNUAL COMPENSATION       COMPENSATION(1)
                                           ------------------------    ---------------
                                                                         SECURITIES        ALL OTHER
                                 FISCAL                                  UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)(2)      OPTIONS(#)          ($)(3)
---------------------------      ------    ---------    -----------      ----------       ------------
James E. Donegan...............   1999     $249,923      $200,000          150,000          $15,205
  Chairman and Chief              1998      244,615       180,000          100,000           16,576
     Executive Officer            1997      240,000       130,690          100,000           12,677
Stephen E. Parks (4)...........   1999      128,846       175,000          325,000           53,061(5)
  President and Chief
     Operating Officer
Frank R. DiPietro..............   1999      199,135       200,000          100,000            9,741
  Executive Vice President of     1998      176,442       100,000           50,000            6,152
     Finance, Treasurer, Chief    1997      165,000        79,300               --            6,065
     Financial Officer and
       Clerk
Raymond W.B. Chow..............   1999      182,235       100,000          100,000            3,771
  Senior Vice President and       1998      175,480        80,000           50,000            4,428
     Chief Technology Officer     1997      160,000        74,200               --            4,739
Yener Gurler...................   1999      156,202       125,000          100,000            3,771
  Senior Vice President of        1998      136,115        65,000           50,000            4,325
     Operations

---------------
(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal years 1997, 1998 or 1999.

(2) Bonuses are reported in year earned even if actually paid in subsequent year.

(3) Consists of contributions made by the Company on behalf of the Named Executive Officers to the Company's Tax Deferred Savings Plan, and insurance premiums paid by the Company.

(4) Salary for Mr. Parks for 1999 is for the period from his date of hire, June 22, 1999.

(5) Consists of contributions made by the Company to the Company's Tax Deferred Savings Plan, insurance premiums paid by the Company and $51,041 for relocation costs.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted during the year ended December 31, 1999 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during the year ended December 31, 1999.

                                            INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        ----------------------------------------------------------      VALUE AT ASSUMED
                                        PERCENT OF                                       ANNUAL RATES OF
                         NUMBER OF     TOTAL OPTIONS                                       STOCK PRICE
                        SECURITIES      GRANTED TO                                      APPRECIATION FOR
                        UNDERLYING       EMPLOYEES      EXERCISE OR                    OPTION TERMS($)(3)
                          OPTIONS        IN FISCAL     BASE PRICE PER   EXPIRATION   -----------------------
NAME                    GRANTED(#)      YEAR(%)(1)      SHARE($)(2)        DATE          5%          10%
----                    -----------    -------------   --------------   ----------   ----------   ----------
James E. Donegan......     75,000(4)        3.5%          $15.5625       8/10/09     $  734,038   $1,860,000
                           75,000(5)        3.5%          $13.0625       12/1/09     $  616,120   $1,561,370

Stephen E. Parks......    325,000(6)       15.2%          $15.5625       8/10/09     $3,180,831   $8,060,851

Frank R. DiPietro.....     50,000(4)        2.3%          $15.5625       8/10/09     $  489,359   $1,240,131
                           50,000(5)        2.3%          $13.0625       12/1/09     $  410,747   $1,040,913

Raymond W.B. Chow.....     50,000(4)        2.3%          $15.5625       8/10/09     $  489,359   $1,240,131
                           50,000(5)        2.3%          $13.0625       12/1/09     $  410,747   $1,040,913

Yener Gurler..........     50,000(4)        2.3%          $15.5625       8/10/09     $  489,359   $1,240,131
                           50,000(5)        2.3%          $13.0625       12/1/09     $  410,747   $1,040,913

---------------

(1) A total of 2,138,105 options were granted to employees (including the Named Executive Officers) in fiscal year 1999.

(2) All options were granted at fair market value on the date of the grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) These options will vest in equal annual increments over five years beginning 8/10/00.

(5) These options will vest in equal annual increments over five years beginning 12/1/00.

(6) These options will vest as to 30,000 options, on June 22, 2000, as to 65,000 options on each of June 22, 2001, June 22, 2002, June 22, 2003 and June 22, 2004, and as to 35,000 options on June 22, 2005.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock to the Named Executive Officers, including
(i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1999; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1999; and (iv) the value of such unexercised options at December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED                        OPTIONS AT YEAR-END            AT YEAR-END(2)($)
                                ON          VALUE        ---------------------------   ---------------------------
           NAME              EXERCISE   REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              --------   --------------   -----------   -------------   -----------   -------------
James E. Donegan...........       --             --        92,490         302,000      $1,243,183     $2,675,820
Stephen Parks..............       --             --            --         325,000              --      2,925,000
Frank R. DiPietro..........       --             --        76,000         172,000       1,322,698      1,553,370
Raymond W.B. Chow..........   53,000       $711,838        36,000         172,000         322,885      1,452,120
Yener Gurler...............       --             --        22,000         162,000         245,815      1,484,595

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1999, multiplied by the number of shares underlying the options.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into the following employment agreements with the Named Executive Officers:

     Mr. Donegan and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. Donegan will serve as President and Chief Executive Officer of the Company. Mr. Donegan may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Donegan's employment without cause or if Mr. Donegan terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to twenty-four months' base salary plus his highest annual bonus amount from the three most recent years. In addition, upon a termination by the Company without cause or a termination by Mr. Donegan for good reason, all outstanding stock options of Mr. Donegan will become vested. Pursuant to the employment agreement, Mr. Donegan's salary is established annually by the Board of Directors, but may not be less than $252,000 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors. Furthermore, Mr. Donegan has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter.

     Mr. DiPietro and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. DiPietro will serve as Executive Vice President of Finance and Chief Financial Officer of the Company. Mr. DiPietro may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. DiPietro's employment without cause if Mr. DiPietro terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to eighteen months' base salary plus his highest annual bonus from the three most recent years. In addition, upon a termination by the Company without cause or termination by Mr. DiPietro for good reason, all outstanding stock options of Mr. DiPietro will become vested. Pursuant to the employment agreement, Mr. DiPietro's salary is established annually by the Board of Directors, but may not be less than $183,750 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors. Furthermore, Mr. DiPietro has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter.

     Mr. Chow and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. Chow will serve as Senior Vice President and Chief Technology Officer of the Company. Mr. Chow may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Chow's employment without cause or Mr. Chow terminates his employment for good reason (as defined in the employment agreement), he will be entitled to a lump sum payment equal to one years' base salary plus his highest annual bonus amount from the three most recent years. In addition, upon a termination by the Company for cause or a termination by Mr. Chow for good reason, all outstanding stock options of Mr. Chow will become vested. Pursuant to the employment agreement, Mr. Chow's salary is established annually by the Board of Directors, but may not be less than $183,750 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors.

     Mr. Gurler and the Company entered into an employment agreement on May 16, 1999. The employment agreement provides that Mr. Gurler will serve as Senior Vice President of Operations of the Company. Mr. Gurler may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Gurler's employment without cause, or Mr. Gurler terminates his employment for good reason (as defined in the employment agreement), he will be entitled to a lump sum payment equal to one years' base salary plus his highest annual bonus amount from the three most recent years. In addition, upon a termination by the Company for cause or a termination by Mr. Gurler for good reason, all outstanding stock options of Mr. Gurler will become vested. Pursuant to the employment agreement, Mr. Gurler's salary is established annually by the Board of Directors, but may not be less than $157,500 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors.

     Mr. Parks and the Company entered into an employment agreement on August 9, 1999. The employment agreement provides that Mr. Parks will serve as President of Chief Operating Officer of the Company. Mr. Parks may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Parks's employment without cause or Mr. Parks terminates his employment for good reason (as defined in the employment agreement), he will be entitled to a lump sum payment equal to eighteen months' base salary plus the highest annual bonus amount from the three most recent years. Pursuant to the employment agreement, Mr. Parks's salary is established annually by the Board of Directors, but may not be less than

$249,600 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors except that Mr. Parks' employment agreement sets his annual bonus for 1999 at $175,000. Furthermore, Mr. Parks has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Mr. Loeb and Dr. Sprague, each of whom is an independent, non-employee director. The Compensation Committee is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Company's employees. In addition, the Compensation Committee administers the Company's 1993 Stock Plan, 1994 Stock Plan, 1996 Stock Plan, 1996 Director Stock Plan, 1996 Stock Purchase Plan, 1997 Stock Plan and 1999 Stock Plan. Of these Plans, only the 1997 Stock Plan and the 1999 Stock Plan have shares remaining which are available for grant.

     The Company's executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Company's key decision makers based upon performance and is designed to provide appropriate incentives for maximization of the Company's short- and long-term financial results for the benefit of the Company's shareholders.

     In order to meet its objectives, the Compensation Committee has chosen three basic components for the Company's executive compensation program to meet the Company's compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Company's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Company's yearly performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Stock option grants, under the long-term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Company's shareholders over a longer, measurable period of time. Historically, the Company has used the grant of stock options that vest over some measurable period of time, currently five years, to accomplish this objective.

     Mr. Donegan is the Chief Executive Officer and Chairman of the Board of Directors. His fiscal 1999 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies and his employment contract. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the successful completion of the Calogic acquisition, the Company's financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. Donegan of other non-financial goals. In assessing Mr. Donegan's performance for fiscal 1999, the Compensation Committee concluded that the financial and non-financial goals on which his compensation was based had been achieved.

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

     Respectfully submitted by the Compensation Committee:

        Manfred Loeb
        Steward S. Flaschen
        John L. Sprague

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee currently consisting of Mr. Loeb and Dr. Sprague. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 1999, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     During 1999, Directors who were not employees of the Company received $2,500 per quarter as a retainer (in 2000, the Directors will also receive a $2,500 retainer per quarter), $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors and $1,000 for each committee meeting, unless such committee meeting is held on the same day as a meeting of the Board of Directors in which case the compensation is reduced to $500. No employee of the Company receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

     On March 14, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan, which was approved by the Company's shareholders at the Special Meeting in Lieu of Annual Meeting held on May 30, 1997. Among other provisions of the 1997 Stock Option Plan, each director, who is not also an employee or consultant of the Company, will receive on the third Monday in July, 1997 (and on the same day each year thereafter) an option to purchase 5,000 shares of Common Stock (the "Director Options"). Each person who is not also an employee or consultant of the Company and becomes a director after the third Monday in July, 1997 will receive, upon the date of his or her initial election as a director, an option to purchase 5,000 shares of Common Stock. In 1999, the Company increased this option grant from 5,000 to 7,500 shares. The Director Options granted will vest one-fifth on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each Director Option will be for a period of ten years from the date of grant. Director Options will be subject to accelerated vesting under certain circumstances and may be transferred to the extent vested. On February 17, 1999, the Board of Directors adopted the 1999 Stock Plan, which was approved by the Company's shareholders at the Annual Meeting held on May 28, 1999. The 1999 Stock Plan provides for 1,200,000 shares of the Company's Common Stock to be reserved for the grant of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. Directors are eligible to receive option grants under the 1999 Stock Plan and the Company intends to grant options to the Directors consistent with past practices.

     The Company has purchased directors' and officers' liability insurance covering all of the Company's directors and officers. The aggregate premium for this insurance policy in 1999 was 225,000.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through December 31, 1999, with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on April 2, 1996 in the Company's Common Stock, the Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of all corporations that are members of the semiconductor industry with 3674 as their Primary Standard Industrial Classification Number.

                                                    SIPEX CORPORATION                                    NASDAQ COMPOSITE INDEX
                                                      COMMON STOCK                 PEER GROUP                (TOTAL RETURN)
                                                    -----------------              ----------            ----------------------
4/2/96                                                   100.00                      100.00                      100.00
12/31/96                                                 271.58                      164.79                      115.56
12/31/97                                                 509.47                      171.73                      141.36
12/31/98                                                 591.58                      258.55                      199.37
12/31/99                                                 413.68                      556.30                      351.64

                              CERTAIN TRANSACTIONS

     Pursuant to an Agreement of Lease, dated January 31, 1996, as amended September 15, 1997, the Company leases its Billerica facility of approximately 66,000 square feet from ATC Billerica Corporation, an affiliate of Tractebel S.A. Under the Agreement of Lease, the Company will pay monthly rent of $28,534 for the first year of the lease, which payments are subject to an annual escalation. The Agreement of Lease expires on January 31, 2003, subject to an option of the Company to extend such lease for an additional five-year period. Mr. Loeb is affiliated with Tractebel S.A.

     On December 14, 1998, the Company made a loan to Frank R. DiPietro, Executive Vice President, Treasurer and Chief Financial Officer of the Company, in the sum of $250,000 cash. The loan was secured by a Pledge and Security Agreement dated December 14, 1998 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 8% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable to the order of the Company on December 14, 1999. On December 21, 1999, the repayment of the loan was extended through the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 8% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable to the order of the Company on December 21, 2000.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG LLP as the Company's independent accountants for the 2000 fiscal year. KPMG LLP has served as the Company's independent accounts commencing with the year ended December 31, 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms and written representations from the Reporting Persons, the Company believes that all its officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 1999.

                           EXPENSES AND SOLICITATION

     The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material and annual reports supplied by the Company. Further solicitation may be made by the officers and employees of the Company by mail, telephone, telegraph or personal interview without additional compensation. The Company also may retain a professional proxy solicitation service at the Company's expense to assist in the solicitation of proxies if necessary.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2001 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 15, 2000.
                            ------------------------

     THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                SKU # 1504-PS-00

                                  DETACH HERE

                                     PROXY

                                SIPEX CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 2000

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned shareholder of SIPEX Corporation, a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 13, 2000 and hereby appoints James E. Donegan and Frank R. DiPietro, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at BankBoston Conference & Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts 02110 on Friday, May 19, 2000 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE

                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

1. To elect Mr. Manfred Loeb as a member of the Board of Directors to serve for a three-year term as a Class I Director.

         [ ] FOR                                                  [ ] WITHHOLD


and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



       (THIS PROXY SHOULD BE DATED AND MUST BE SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)




Signature: ______________ Date: _______ Signature:________________ Date: ______